                                                                    Exhibit 10.7

                    AMENDED AND RESTATED SERVICES AGREEMENT
                    ---------------------------------------

     This Amended and Restated Services Agreement (the "Agreement") dated as of March __, 1999, amends and restates the Services Agreement dated as of November 11, 1997 (the "Original Agreement") between Warren Bennis ("Professor Bennis"), an individual residing in Santa Monica, California, and Linkage, Inc. ("Linkage"), a corporation organized under the laws of Massachusetts with its principal place of business located at One Forbes Road, Lexington, Massachusetts.

     WHEREAS, Linkage desires that Professor Bennis serve as the "thought leader" for Linkage's educational and consulting business concerning the subject of leadership, and Professor Bennis desires to serve in that capacity;

     NOW THEREFORE, in consideration of the terms and provisions contained herein, and for good and fair consideration, the receipt and adequacy of which is expressly acknowledged, Professor Bennis and Linkage do agree as follows:

     1.   Term.  This Agreement shall commence on January 1, 1998 and shall
          ----
remain in effect until December 31, 1999. The parties may extend or renew this Agreement beyond this initial two-year term, but only if they mutually agree to do so in writing.

     2.   Professor Bennis's Services to Linkage.  Pursuant to this Agreement,
          --------------------------------------
Professor Bennis shall provide Linkage with twenty (20) days of service per year for each of the two years that this Agreement is in effect, i.e., forty (40) days of service in total over the term of the Agreement. In providing this service, Professor Bennis shall serve as Linkage's "thought leader" concerning the subject of leadership, helping Linkage create and deliver an array of products, programs, and services relating to leadership. Professor Bennis' specific responsibilities in this role shall include the following:

          a.   Co-Chair of The Global Institute For Leadership Development.
               -----------------------------------------------------------
Professor Bennis shall serve as the co-chair of The Global Institute For Leadership Development (the "Global Institute"), Linkage's division that offers and presents high-end leadership programs, products, and services, by providing overall guidance and support and attending (1) the Global Institute's annual "Emerging Leader Program," to take place in Palm Desert, California from December 6-11, 1998 and then a week in late 1999, as well; (2) the Global Institute's annual program concerning the subject of "Leadership Teams", to take place for a week in late 1998 (tentatively, September 9-11, 1998 in the Southern California area) and then a week in 1999, as well; and (3) any other Global Institute programs or products that may be developed and that may be appropriate for Professor Bennis' involvement. With respect to each of the Global Institute programs listed above, Professor Bennis shall participate in program development and delivery by adding input to the program design, lining up various

CEO-type speakers, delivering keynotes, and serving as an on-site presence (introducing speakers, providing guidance, etc.).

          b.   Conference Keynoter.  In addition to delivering keynotes at
               -------------------
Global Institute events as noted above, Professor Bennis shall deliver keynote addresses at four Linkage conferences per year for each year that this Agreement is in effect. For the first year of the Agreement (1/1/98-12/31/98), these four conferences are as follows:

1.  May 6-7, 1998         The Best of TEAMS '98       Chicago, IL
                          Conference

2.  June 8-11, 1998       The Leadership              San Francisco, CA
                          Development Conference

3.  October 6-7, 1998     The European Leadership     Amsterdam
                          Development Conference

4.  November 9-12,        The Asian Leadership        Hong Kong
    1998 (tentative)      Development Conference

For the second year of the Agreement (1/1/99-12/31/99), Professor Bennis shall deliver keynotes at four additional Linkage conferences, the specific events and dates to be set by Linkage at a later date.

     3.   Compensation.  In consideration of the 20 days of service per year
          ------------
that Professor Bennis shall provide Linkage (as outlined above), Linkage shall compensate Professor Bennis as follows:

          a.   Fee for Services.  Linkage shall pay Professor Bennis a sum of
               ----------------
$250,000 per year (i.e., $500,000 over the term of this Agreement). Linkage shall pay Professor Bennis this sum in 24 monthly installments of twenty thousand eight hundred thirty three dollars and thirty three cents ($20,833.33), with the first installment being due on or about February 1, 1998 and the final installment being due on or about January 1, 2000.

          b.   Incentive Payments for Program/Product Ideas.  Linkage shall
               --------------------------------------------
provide Professor Bennis with certain incentive and bonus payments for any new leadership-related ideas that he creates and develops that can be converted into a Linkage program, product, or service. These ideas may be in the form of a new leadership program, a new leadership tool, or some other leadership-based program or product. Because it is unclear what form these products or programs may take, Linkage shall set the specific incentives for creating and developing each on a mutually agreeable, case-by-case basis at the front end of the project.

     4.   Expenses.  Linkage shall reimburse Professor Bennis for all of the
          --------
actual and reasonable travel expenses that he incurs with respect to the various Linkage leadership programs and conferences in which he participates pursuant to this Agreement. Linkage shall reimburse Professor Bennis for such actual and reasonable expenses within thirty (30) days of the delivery of the bill therefor. Linkage shall use its best efforts to try to minimize the amount that Professor Bennis has to travel beyond his various on-site obligations.

     5.   Optional Consulting.  Linkage may approach Professor Bennis from time
          -------------------
to time with additional consulting and client work concerning leadership. Professor Bennis shall perform this consulting work only if it is acceptable and convenient for him. If accepted, the parties agree that this additional client work shall not count as part of his 20 days of services to Linkage per year (see paragraph 2 above), nor will it be compensated by Linkage as part of the payment schedule set forth above in paragraph 3. Instead, if any of this work arises (and is accepted by Professor Bennis), Linkage shall pay Professor Bennis at the rate of $10,000 per day.

     6.   Termination.  Either party may terminate this Agreement in whole or in
          -----------
part at any time by written notice to the other, but only for cause; such notice is effective upon receipt.

     7.   Proprietary Rights and Nondisclosure. Professor Bennis and Linkage
          ------------------------------------
recognize each other's proprietary rights and the confidential nature of each other's materials and information and agree to take every precaution to safeguard and treat these materials and information as confidential. Each party further agrees that it will not make use of, either directly or indirectly, any of the materials or information that it received or has received from the other party other than for the purpose for which such information has been disclosed, except with prior written permission from the other party.

     8.   Ownership of Documents.  All services that Professor Bennis renders
          ----------------------
for Linkage in connection with this Agreement, including but not limited to the new ideas for programs and products referenced in paragraph 3(b) above, shall be the sole property of Linkage.

     9.   Resolution of Disputes.  Any controversy or claims arising out of or
          ----------------------
relating to this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association (AAA). The decision and award may be entered in any court or tribunal having jurisdiction thereof.

     10.  Assignment.  Neither this Agreement nor any interest herein nor
          ----------
obligations hereunder may be assigned, in whole or in part, by either party hereto without the prior written consent of the other party.

     11.  Merger and Amendment.  This writing constitutes the entire agreement
          --------------------
of the parties hereto. The Original Agreement is hereby terminated and shall be of no further force or effect. There are no understandings, written or oral, relating to the subject matter hereof, except as expressly set forth herein.
The parties have read this Agreement completely, have had the opportunity to obtain the advice of counsel, and have not been influenced to any extent whatsoever by any representations or statements made by any party or its agents other than those combined in this Agreement. This Agreement shall not be modified except by a subsequently dated written amendment hereto, signed on behalf of each party by a duly authorized representative.

     12.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Massachusetts.

     13.  Relationship of Parties.  The parties hereto are independent
          -----------------------
contractors and neither party is an employee, agent, partner or joint venturer of the other. Neither party shall have the right to bind the other to any agreement with a third party; to represent itself as an employee, agent, partner or joint venturer of the other; or to incur any obligation or liability on behalf of the other party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    /WARREN BENNIS/_______________
                                    ---------------
                                    Warren Bennis


                                    LINKAGE


                                    By: /PHILIP HARKINS/____________

                                    Name: Philip Harkins

                                    Title:  President